Exhibit 10.2

MERCANTIL BANK HOLDING CORPORATION

Restricted Stock Agreement

This RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of __________ ___, 20__, by and between Mercantil Bank Holding Corporation, a Florida corporation (the “Company”), and _________________ (the “Grantee”).

1.    Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Mercantil Bank Holding Corporation 2018 Equity and Incentive Compensation Plan, as the same may be amended from time to time (the “Plan”).

2.    Grant of Restricted Stock. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, pursuant to authorization under a resolution of the Committee or Board, as applicable, that was duly adopted on _________ __, 20__, the Company has granted to the Grantee as of __________ __, 20__ (the “Date of Grant”) __________ shares of Restricted Stock (the “Restricted Stock”).

3.    Restrictions on Transfer of Restricted Stock. Subject to Section 15 of the Plan, none of the Restricted Stock or any interest therein shall be transferable prior to Vesting (as defined below) pursuant to Section 4 hereof other than by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance of the Restricted Stock in violation of the provisions of this Section 3 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Restricted Stock.

4.    Vesting of Restricted Stock.

(a)

The Restricted Stock covered by this Agreement shall become nonforfeitable (“Vest”) in substantially equal installments on each of the first three anniversaries of the Date of Grant, provided that the Grantee remains in the continuous service of the Company or a Subsidiary through each such date (each such date, a “Vesting Date”). Any shares of Restricted Stock that do not so Vest will be forfeited, including, except as provided in Section 4(b) or Section 4(c) below, if the Grantee ceases to remain in continuous service with the Company or a Subsidiary prior to the third Vesting Date. For purposes of this Agreement, “continuous service” means that the Grantee’s service with the Company or any Subsidiary, whether as an employee, director or consultant, is not interrupted or terminated. For the avoidance of doubt, the continuous service of the Grantee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be in the service of the Company or any Subsidiary, by reason of (i) the transfer of the Grantee’s service among the Company and any of its Subsidiaries or (ii) the Grantee’s absence or leave, which has been approved by the Board or a duly authorized officer of the Company or any of its Subsidiaries.

Mercantil – Executive RS Agreement

(b)

Notwithstanding Section 4(a) above, the Restricted Stock shall Vest upon the occurrence of any of the following events at a time when the Restricted Stock has not been forfeited (to the extent the Restricted Stock has not previously become Vested) in the following manner:

(i)	all of the Restricted Stock shall Vest if the Grantee’s continuous service is terminated as a result of the Grantee’s death or Disability prior to any Vesting Date; and

(ii)	in the event of a Change in Control that occurs prior to any Vesting Date, the Restricted Stock shall become Vested in accordance with Section 4(c) below.

(c)
(i)

Notwithstanding Section 4(a) above, if at any time before a Vesting Date or forfeiture of the Restricted Stock, and while the Grantee remains in the continuous service with the Company or a Subsidiary, a Change in Control occurs, then all of the Restricted Stock shall become Vested, except to the extent that a Replacement Award is provided to the Grantee in accordance with Section 4(c)(ii) to continue, replace or assume the Restricted Stock covered by this Agreement (the “Replaced Award”).

(ii)

For purposes of this Agreement, a “Replacement Award” means an award (A) of the same type (e.g., time-based restricted stock) as the Replaced Award, (B) that has a value at least equal to the value of the Replaced Award, (C) that relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (D) if the Grantee holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences of which to such Grantee under the Code are not less favorable to such Grantee than the tax consequences of the Replaced Award, and (E) the other terms and conditions of which are not less favorable to the Grantee holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this Section 4(c)(ii) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(iii)

If, after receiving a Replacement Award, the Grantee experiences a termination of service with the Company or a Subsidiary (or any of their successors) (as applicable, the “Successor”) by reason of a termination by

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the Successor without Cause or by the Grantee for Good Reason, in each case within a period of two years after the Change in Control and during the remaining vesting period for the Replacement Award, the Replacement Award shall immediately Vest.

(d)	For purposes of this Agreement, the following definitions apply:

(i)

“Cause” shall mean any of the following: (A) the Grantee’s willful failure to perform the Grantee’s material duties (other than any such failure resulting from incapacity due to physical or mental illness); (B) the Grantee’s willful failure to comply with any valid and legal directive of the Board or any officer to whom the Grantee reports; (C) the Grantee’s engagement in dishonesty, illegal conduct or misconduct, which is, in each case, materially injurious to the Company or its affiliates; (D) the Grantee’s embezzlement, misappropriation or fraud, whether or not related to the Grantee’s employment with the Company; (E) the Grantee’s commission of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude; (F) the Grantee is or becomes a person described in Federal Deposit Insurance Act (“FDI Act”), Section 19(a)(1)(A) who has not received the Federal Deposit Insurance Corporation’s (“FDIC”) prior consent to participate in the Company’s affairs under the “FDIC Statement of Policy for Section 19 of the FDI Act” or any successor thereto; (G) the Grantee’s willful violation of a material policy or code of conduct of the Company, including its Insider Trading Policy or Code of Ethics; or (H) the Grantee’s material breach of any material obligation under this Agreement or any other written agreement between the Grantee and the Company, including any restrictive covenant agreement.

(ii)	“Change in Control” shall mean the occurrence (after the Date of Grant) of any of the following events:

(A)

any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then-outstanding shares of Common Stock of any class (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding Voting Securities (as defined below) (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company which reduces the number of Outstanding Company Voting

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Securities and thereby results in any person acquiring beneficial ownership of more than 25% of the Outstanding Company Voting Securities; provided, that, if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (4) an acquisition by an underwriter temporarily holding securities pursuant to a bona fide public offering of such securities, (5) an acquisition pursuant to a Business Combination (as defined in Section 4(d)(ii)(C)(i), (ii) or (iii) below), or (6) a transaction (other than the one described in paragraph (C) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (6) does not constitute a Change in Control of the Company under this paragraph (A); or (7) any acquisition pursuant to a transaction that complies with Section 4(d)(ii)(C) below;

(B)

individuals who, as of the Date of Grant, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Date of Grant whose election, or nomination for election by the Stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(C)

consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the

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Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of voting common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding Voting Securities, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(D)	approval by the Stockholders of a complete liquidation or dissolution of the Company.

A Change in Control shall exclude the sale by the selling shareholder named in the preliminary prospectus dated November 26, 2018 included in the Company’s Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission (File

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No. 333-227744) in connection with the Company’s initial public offering (“IPO”) but shall not exclude any Person that acquires Common Stock in the IPO or otherwise and is described in Section 4(d)(ii)(A).

(iii)

“Disability” shall mean (A) the Grantee’s inability, due to physical or mental incapacity, to substantially perform the Grantee’s duties and responsibilities with the Company or any Subsidiary for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred twenty (120) consecutive days; or (B) the Grantee’s eligibility to receive long-term disability benefits under the Company’s long-term disability plan.

(iv)

“Good Reason” shall mean the occurrence of any of the following, in each case following a Change in Control and during the Vesting Period without the Grantee’s written consent (A) a material reduction in the Grantee’s base salary; (B) relocation of the Grantee’s principal place of employment as of the Date of Grant by more than fifty (50) miles; (C) any material breach by the Company of any material provision of this Agreement; or (D) a material diminution in the Grantee’s title, duties or responsibilities (other than temporarily while the Grantee is physically or mentally incapacitated). The Grantee cannot terminate the Grantee’s employment for Good Reason unless the Grantee has provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within 60 days of the initial existence of such grounds and the Company has had at least 30 days from the date on which such notice is provided to cure such circumstances. If the Grantee does not terminate the Grantee’s employment for Good Reason within 180 days after the first occurrence of the applicable grounds, then the Grantee will be deemed to have waived the Grantee’s right to terminate for Good Reason with respect to such grounds.

(v)

“Voting Securities” shall have the meaning provided in Board of Governors of the Federal Reserve System Regulation Y, §225.2(q). As of December 1, 2018, the Company’s only Voting Securities were its outstanding shares of Class A Common Stock.

5.    Rights as a Stockholder. The Grantee shall have all the rights of a stockholder with respect to the Restricted Stock, including the right to vote the Restricted Stock and receive all dividends paid thereon; provided, however, that if any dividends are paid or other distributions are made with respect to the Restricted Stock prior to the third Vesting Date, such dividends or other distributions on the Restricted Stock will be deferred until, and paid contingent upon, the Vesting of the Restricted Stock. For the avoidance of doubt, the Grantee will forfeit any dividends and other distributions that are paid with respect to any portion of the Restricted Stock that does not Vest under Section 4.

6.    Retention of Stock Certificates by Company. The Restricted Stock will be issued in the Company’s sole election, either in (a) book entry form or (b) certificate form,

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registered in the name of the Grantee, with legends, or notations or restrictions as applicable, referring to the terms, conditions, and restrictions set forth in this Agreement. Certificates representing the Restricted Stock, if any, will be held in custody by the Company together with a stock power endorsed in blank by the Grantee with respect thereto, until those Restricted Stock have Vested in accordance with Section 4.

7.    Adjustments. The number of shares of Restricted Stock subject to this Agreement and the other terms and conditions of the grant evidenced by this Agreement are subject to adjustment as provided in Section 11 of the Plan.

8.    Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with the issuance or Vesting of the Restricted Stock, or any other payment to the Grantee or any other payment or vesting event under this Agreement, and the amounts available to the Company for such withholding are insufficient, the Company shall retain a portion of the shares of Restricted Stock to satisfy such withholding requirement and the shares so retained or delivered shall be credited against such withholding requirement at the market value of such Common Stock on the date of such delivery. In no event will the market value of the Common Stock to be withheld and/or delivered pursuant to this Section 8 to satisfy applicable withholding taxes exceed the minimum amount of taxes required to be withheld.

9.    Compliance With Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any Common Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

10.    Section 83(b) Election. The Grantee may, but is not obligated to, make an election under Section 83(b) of the Code to be taxed currently with respect to the Restricted Stock. The Company shall have no liability to the Grantee who fails to make a permitted Section 83(b) election in a timely manner. In addition, the Company shall have no liability and makes no representation regarding the advisability of making an election under Section 83(b) of the Code, or regarding the tax, financial and other consequences of awards. Reference to Section 83(b) of the Code is to Section 83(b) of the Internal Revenue Code of 1986, as amended, and will also include any proposed, temporary or final regulations, or any other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

11.    No Right to Future Awards or Employment. The grant of the Restricted Stock under this Agreement to the Grantee is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the Restricted Stock and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing contained in this Agreement shall confer upon the Grantee any right to be employed or remain employed by the Company or any of its Subsidiaries, nor limit or affect in any manner the right of the Company or any of its Subsidiaries to terminate the employment or adjust the compensation of the Grantee.

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12.    Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its Subsidiaries and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries.

13.    Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that (a) no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s written consent, and (b) the Grantee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 10D of the Exchange Act.

14.    Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

15.    Relation to Plan. This Agreement is subject to the terms and conditions of the Plan, including Section 23, pursuant to which the Company may require the Grantee to enter into a lock-up agreement. This grant of Restricted Stock is being made in connection with the Company’s IPO, and the Restricted Stock granted hereby is and shall be included in the Common Stock subject to the Grantee’s lock-up agreement, if any, with the representative of the underwriters of the IPO. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement.

16.    Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the Restricted Stock and the Grantee’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17.    Governing Law. This Agreement shall be governed by and construed with the internal substantive laws of the State of Florida, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.

18.    Successors and Assigns. Without limiting Section 3 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

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19.    Acknowledgement. The Grantee acknowledges that the Grantee (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions. Nothing in this Agreement prevents the Grantee from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations.

20.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

MERCANTIL BANK HOLDING CORPORATION

By:
Name:
Title:

GRANTEE

By:
Name:
Title:

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